                                                                    EXHIBIT 99.1

                                 [iVillage Logo]


FOR IMMEDIATE RELEASE



          iVillage Reports Sequential Revenue Growth, Net Loss Narrows,
                    Reaffirms Positive Fourth Quarter Outlook

     Company Issues Improved Third Quarter 2003 Financial Results, Quarterly
                     Highlights Include Content Publication
     Agreement with MSN and Stronger Fourth Quarter Advertising Commitments

NEW YORK - November 3, 2003 - iVillage Inc. (Nasdaq: IVIL), The Internet For Women(TM), a leading women's media company and the number one source for women's information online, today reported financial results for the third quarter ended September 30, 2003.

Third quarter 2003 revenues grew sequentially to $13.6 million compared to revenues of $13.2 million for the second quarter of 2003. Third quarter 2002 revenues, which included long-term advertising contracts, were $14.6 million.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., commented, "Our sustained momentum during the third quarter has us well-positioned to be EBITDA positive in the fourth quarter of this year and to further decrease our net loss. We expect our fourth quarter revenues to increase sequentially in the double-digit range as Internet advertising and online ads targeted to women continue to grow."

As noted in the "Company Highlights" below, iVillage continues to sign growth- and revenue-generating agreements with important strategic partners, such as the MSN(R) network and Google. In addition, advertising sales continue to grow with iVillage securing more than 80 new advertisers and brands and 30 renewals in the third quarter, including many blue chip companies.

McCormick continued, "These revenue-driving partnerships combined with our continued focus on cost savings position iVillage for a strong future. iVillage is The Internet For Women. As the market for Internet advertising improves, our position as the number one community for women makes us more valuable to marketers targeting women."

iVillage reported a net loss for the third quarter of 2003 of $9.3 million, or ($0.17) per share, which includes $6.1 million in charges related to a previously announced lease restructuring and severance and other related costs. This compares to a net loss for the second quarter 2003 of $12.1 million, or ($0.22) per share, including one-time, non-cash charges largely related to cost saving initiatives(1). Excluding these one-time items, net loss for the third quarter of 2003 was $3.2 million, or ($0.06) per share compared to $4.0 million, or ($0.07) per share for the second quarter 2003(2). iVillage reported a net loss of $5.0 million, or ($0.09) per share, for the same period a year ago.

Including a previously announced $6.1 million charge related to a lease renegotiation and operations restructuring, iVillage reported an Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) loss of $7.8 million for the third quarter 2003(2). This compares to an EBITDA loss of $6.0 million for the second quarter 2003 including a $4.0 million charge resulting from the abandonment of leased real estate and impairment of goodwill and intangible assets. Excluding these one-time items, iVillage reported an EBITDA loss of $1.7 million for the third quarter 2003. This compares to an EBITDA loss of $1.9 million, excluding one-time, non-cash charges, for the second quarter 2003 and $2.0 million for the third quarter 2002.

At the end of the third quarter 2003, iVillage had $15.4 million in cash and cash equivalents on its balance sheet compared to $17.0 million at the end of the second quarter 2003. The Company continues to carry no debt.

                               COMPANY HIGHLIGHTS

                             Strategic Partnerships

o During the third quarter, iVillage and the MSN(R) network announced a content publication agreement. Under the agreement, MSN will present select iVillage content on its women's channel, MSN Women, located at HTTP://WOMEN.MSN.COM/. iVillage will provide editorially relevant content to MSN in the categories of Beauty, Fashion & Style, Relationships, Home & Food, and Career & Money. Content will include numerous columns, resources, and expert opinions on a host of topics that are most important to women. The site is scheduled to be live on the MSN network this fall.

     With this agreement, the iVillage logo, as well as links to more information on related content at iVillage, will appear throughout the MSN Women channel and anywhere else iVillage content appears on MSN. In addition, iVillage has the opportunity to offer and promote its digital commerce products and services.

o iVillage and Google have completed their technical implementation of Google's targeted content and search advertisements across the iVillage Network, in addition to Google powered Web search. iVillage visitors can now benefit from access to billions of Web pages through Google's Web search results accompanied by relevant advertisements served by Google. Additionally, content-targeted advertising now appears across the iVillage Network through the Google AdSense(TM) program. iVillage shares in the revenue generated when visitors click on Google-served advertisements.

o Recently iVillage and There, Inc., an online communications and entertainment platform company, recently announced a strategic marketing and revenue-share partnership. There, WWW.THERE.COM, is an immersive online 3D destination. Slated to launch in Q1 2004, There members can visit an iVillage branded area in There and access iVillage message boards, clubs and other community elements. iVillage will be prominently placed in There navigation and also included in There's "favorite places." In addition, astrology kiosks will be located in There, where visitors will have the opportunity to purchase digital products from iVillage's Astrology.com site.

o iVillage and Game Universe announced that they will create a gaming platform targeted specifically to women and enter into a revenue share agreement on subscription and for-pay games. The platform will become the iVillage gaming channel and will be available throughout the iVillage Network. According to a poll released in August by the Entertainment Software Association (ESA), more women are currently playing games than young boys.

                             Strategic Developments

o Unilever recently exchanged its stake in Substance.com, an online beauty venture between iVillage and Unilever, for an equity position in iVillage Inc.

o iVillage continued to make headway with its ongoing cost reductions. During the third quarter, iVillage reduced its lease commitment and negotiated a rent reduction in exchange for releasing to the landlord a significant portion of iVillage's restricted cash (originally designated as security under its lease). As a result, the Company took a $5.1 million charge during the third quarter of 2003. This transaction, which is now complete, is expected to save iVillage $1.3 million in cash in 2003 and in excess of $17.0 million in cash over the remaining life of the lease. This was the second and final step in iVillage's efforts to reduce its real estate costs as announced in iVillage's second quarter 2003 financial results press release.

o In a letter dated August 15, 2003, iVillage was informed that the Nasdaq Staff approved the Company's application to re-list its common stock on The Nasdaq National Market, and iVillage has transferred back to the National Market.

                                    Ad Sales

o Advertising sales at iVillage continued to grow during the third quarter 2003. More than 80 new advertisers and brands joined the mix and more than 30 companies renewed. New advertisers and marketers, or those deepening their iVillage relationship by adding new brands, include, Advanta, Biore, Jenny Craig, L'Oreal USA, Met Life, National Geographic, Nextel Communications, and Samsonite, among others.

o Continuing to respond to iVillage's proactive educational efforts with the Interactive Advertising Bureau (IAB) and the Online Publisher's Association
     (OPA), as well as overall relationship building at the agency and client level, major blue chip advertisers trusted iVillage as a place to launch debut campaigns for brands new to online marketing. New business to iVillage or new to online marketing campaigns running on iVillage in the third quarter included: America Online's 9.0 launch, Colgate's Total Advanced Fresh, Ford Motor Co.'s Tied to the Cause, General Motors' AutoChoiceAdvisor, Nissan's Quest, Sony Pictures' Daddy Day Care, and Stouffers' Lean Cuisine, among others.

o iVillage continued to see a dramatic uptick in both the Automotive and Entertainment categories, having booked more business from these categories in the third quarter than any other previous quarter. The Health, Diet & Fitness, Parenting, Relationships and Beauty categories also remained strong.

o Participating in the online dating category boom, iVillage and YahooPersonals entered into a two-year sponsorship agreement making Yahoo the exclusive iVillage personals partner.

o Advanta, a highly focused financial services company serving the small business market, has signed on to sponsor a cross-media program targeting female business owners. Components of the agreement include an interactive online area, an online advertising buy and a custom publication helping businesswomen connect both on- and offline.

                                     Metrics

o The iVillage Network is the 32nd most visited site in the U.S. according to comScore Media Metrix(3). With more than 14 million unique monthly visitors, iVillage reaches more than 9% of the total online population and approximately 13% of women 18+ online(4). Visitors return nearly 3 times per month on average(5).

o iVillage is the #1 women's community site and the #6 community site overall on the Web(4).

o The Company had nearly 12 million members at the end of the third quarter 2003(6).

o Substance.com, iVillage's online beauty venture, continues to be the #1 beauty content destination online(4).

o iVillage delivered nearly 345 million average monthly page views during the third quarter 2003(6).

                                 Conference Call

iVillage will hold a conference call to discuss its third quarter 2003 financial results today at 4:30 PM (EST). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends Monday, November 3, 2003 until 5:00 PM (EST) Wednesday, November 5, 2003 after which a transcript of the call will be posted on the iVillage Investor Relations Web site.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage operates the iVillage.com Web site, Women.com Networks, Inc. (operator of the Women.com Web site), iVillage Parenting Network, Inc., Public Affairs Group, Inc., Promotions.com, Inc., iVillage Consulting (formerly iVillage Solutions), and Knowledgeweb, Inc. (operator of the Astrology.com Web site). iVillage.com and Women.com are leading women's online destinations providing practical solutions and everyday support for women 18 and over. iVillage Parenting Network is a holding company for Lamaze Publishing Company, a publisher of advertiser supported educational materials for expectant and new parents, and iVillage Integrated Properties, Inc., the operator of The Newborn Channel, a satellite television network broadcast in approximately 1,100 hospitals nationwide, and the publisher of Baby Steps magazine. Public Affairs Group is comprised of three divisions: Business Women's Network, Diversity Best Practices and Best Practices in Corporate Communications, each offering extensive databases of pertinent information to subscribing companies and members. Promotions.com provides promotions and direct marketing programs that are integrated with customers' offline marketing initiatives.

iVillage.com is organized into channels and communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. The major content areas include Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Horoscopes, Money, Parenting, Pets, Pregnancy, Quizzes, Relationships and Work. iVillage facilitates use across content areas by providing a similar look and feel within each area and across the network, resulting in a consistent and strongly branded Web site.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services. Membership to iVillage.com is free and provides features such as personal homepages, message boards and other community tools.

Average monthly page views for the iVillage Network of Web sites totaled nearly 345 million for the quarter ended September 30, 2003. In September 2003, according to comScore Media Metrix, iVillage ranked 32nd among the top 100 Web and Digital Media properties with more than 14 million unique visitors in the United States and had an average reach of more than 9% of the total online population. Also according to comScore Media Metrix, during this period visitors returned an average of nearly 3 times per month.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                     # # #

CONTACT:
iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com



--------
(1) Non-cash charges relate to the abandonment of leased real estate resulting in a write-off of certain fixed assets and the restructuring of certain iVillage businesses leading to an impairment of goodwill and intangible assets.

(2) To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance individuals' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company's core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods, as well as for executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Please refer to iVillage's unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

(3) Properties under iVillage.com: The Women's Network measured by comScore Media Metrix include: iVillage.com, iVillage Astrology, iVillage Family, iVillage Health, iVillage Substance, iVillage.co.uk, Americancapitalservices.com, Business Women's Network, Cosmomag.com, Countrylivingmag.com, Countrylivinggardener.com, Gardenweb.com,
Goodhousekeeping.com, Housebeautiful.com, Mail.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Victoriamag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.

(4) comScore Media Metrix, September 2003.

(5) comScore Media Metrix custom report, September 2003.

(6) iVillage internal statistics, three months ended September 30, 2003.

                         iVillage Inc. and Subsidiaries
                           Supplemental Financial Data
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                                                 Three months ended September 30,
                                                                                               ------------------------------------
                                                                                                       2003               2002
                                                                                                 -------------       ------------
   EBITDA loss reconciliation:
     Net loss                                                                                     $    (9,266)       $    (4,968)
     Addback: Depreciation and amortization                                                             1,856              3,153
              Impairment of goodwill, intangibles and fixed assets                                          -                  -
              Interest income, net                                                                        (62)              (146)
              Other income, net                                                                          (139)               (16)
              Gain on sale of joint venture interest                                                     (200)                 -
              Minority interest                                                                            47                (18)
              Cumulative effect of accounting change                                                        -                  -
                                                                                                 -------------       ------------
     EBITDA loss                                                                                  $    (7,764)       $    (1,995)
                                                                                                 =============       ============

   EBITDA loss excluding one-time and/or non-cash charges reconciliation:
     EBITDA loss                                                                                  $    (7,764)       $    (1,995)
     Addback: Lease restructuring charge and severance and other related costs                          6,050                  -
              Termination of NBC advertising contract                                                       -                  -
                                                                                                 -------------       ------------
     EBITDA loss excluding one-time and/or non-cash charges                                       $    (1,714)       $    (1,995)
                                                                                                 =============       ============

   Net loss excluding one-time and/or non-cash charges reconciliation:
     Net loss                                                                                     $    (9,266)       $    (4,968)
     Addback: Lease restructuring charge and severance and other related costs                          6,050                  -
              Impairment of goodwill, intangibles and fixed assets                                          -                  -
              Termination of NBC advertising contract                                                       -                  -
              Cumulative effect of accounting change                                                        -                  -
                                                                                                 -------------       ------------
    Net loss excluding one-time and/or non-cash charges                                           $    (3,216)       $    (4,968)
                                                                                                 =============       ============

  Basic and diluted net loss excluding one-time and/or non-cash charges per share reconciliation:
    Basic and diluted net loss per share                                                          $     (0.17)       $     (0.09)
     Addback: Lease restructuring charge and severance and other related costs                           0.11                  -
              Impairment of goodwill, intangibles and fixed assets per share                                -                  -
              Termination of NBC advertising contract per share                                             -                  -
              Cumulative effect of accounting change per share                                              -                  -
                                                                                                 -------------       ------------
    Basic and diluted net loss excluding one-time and/or non-cash charges per share               $     (0.06)       $     (0.09)
                                                                                                 =============       ============

Weighted average shares of common stock outstanding used in computing basic
 and diluted net loss excluding one-time and/or non-cash charges per share                             55,753             55,535
                                                                                                 =============       ============

                                                                                                   Nine months ended September 30,
                                                                                                 ----------------------------------
                                                                                                        2003              2002
                                                                                                 -------------      -------------
   EBITDA loss reconciliation:
     Net loss                                                                                    $    (27,461)      $    (26,468)
     Addback: Depreciation and amortization                                                             6,804              9,087
              Impairment of goodwill, intangibles and fixed assets                                      4,029                  -
              Interest income, net                                                                       (192)              (431)
              Other income, net                                                                          (139)               (16)
              Gain on sale of joint venture interest                                                     (425)                 -
              Minority interest                                                                           107                 63
              Cumulative effect of accounting change                                                        -              9,181
                                                                                                -------------      -------------
     EBITDA loss                                                                                 $    (17,277)      $     (8,584)
                                                                                                 =============      =============

   EBITDA loss excluding one-time and/or non-cash charges reconciliation:
     EBITDA loss                                                                                 $    (17,277)      $     (8,584)
     Addback: Lease restructuring charge and severance and other related costs                         10,075                  -
              Termination of NBC advertising contract                                                       -              5,359
                                                                                                 -------------      -------------
     EBITDA loss excluding one-time and/or non-cash charges                                      $     (7,202)      $     (3,225)
                                                                                                 =============      =============

   Net loss excluding one-time and/or non-cash charges reconciliation:
     Net loss                                                                                    $    (27,461)      $    (26,468)
     Addback: Lease restructuring charge and severance and other related costs                         10,075                  -
              Impairment of goodwill, intangibles and fixed assets                                      4,029                  -
              Termination of NBC advertising contract                                                       -              5,359
              Cumulative effect of accounting change                                                        -              9,181
                                                                                                 -------------      -------------
    Net loss excluding one-time and/or non-cash charges                                          $    (13,357)      $    (11,928)
                                                                                                 =============      =============

  Basic and diluted net loss excluding one-time and/or non-cash charges per share reconciliation:
    Basic and diluted net loss per share                                                         $      (0.49)      $      (0.48)
     Addback: Lease restructuring charge and severance and other related costs                           0.18                  -
              Impairment of goodwill, intangibles and fixed assets per share                             0.07                  -
              Termination of NBC advertising contract per share                                             -               0.10
              Cumulative effect of accounting change per share                                              -               0.17
                                                                                                 -------------      -------------
    Basic and diluted net loss excluding one-time and/or non-cash charges per share              $      (0.24)      $      (0.22)
                                                                                                 =============      =============

Weighted average shares of common stock outstanding used in computing basic
 and diluted net loss excluding one-time and/or non-cash charges per share                             55,613             54,607
                                                                                                 =============      =============

*Positive EBITDA is a forward-looking non-GAAP financial measure. The Company cannot reconcile this measure on a quantitative basis with its expected net loss for fourth quarter 2003, which amount cannot be quantified. However, the Company expects positive EBITDA for this quarter primarily due to an expected decreased net loss for this quarter.

                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)


                                                       September 30,    December 31,
                                                           2003              2002
                                                     ---------------   ---------------

                     ASSETS:

Current assets:
  Cash and cash equivalents                           $      15,448     $      21,386
  Accounts receivable, net                                    5,601             5,336
  Prepaid rent                                                  318                 -
  Other current assets                                        5,040             5,960
                                                     ---------------   ---------------
     Total current assets                                    26,407            32,682

Restricted cash                                                   -             8,474
Fixed assets, net                                             7,472            17,157
Goodwill and intangible assets, net                          35,208            41,984
Prepaid rent, net of current portion                          3,392                 -
Other assets                                                    165               289
                                                     ---------------   ---------------
     Total assets                                     $      72,644     $     100,586
                                                     ===============   ===============


      LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses               $      10,329     $      10,319
  Deferred revenue                                            4,372             3,514
  Deferred rent                                                 144               348
  Deferred gain on sale of joint venture interest               217                 -
    Net current liabilities of discontinued operations           98                98
                                                     ---------------   ---------------
     Total current liabilities                               15,160            14,279

Deferred rent, net of current portion                         1,519             3,926
                                                     ---------------   ---------------
     Total liabilities                                       16,679            18,205

Minority interest                                               288               181

Commitments and contingencies

Stockholders' equity                                         55,677            82,200
                                                     ---------------   ---------------
     Total liabilities and stockholders' equity       $      72,644     $     100,586
                                                     ===============   ===============

iVillage Inc. and Subsidiaries
Quarterly Income Statement ($ in Million except for per share amounts)
(Unaudited)


                                                                                                                    =============
                                                                        Mar-02      Jun-02       Sep-02      Dec-02        FY 02
Revenue                                                               $ 15.067    $ 16.072     $ 14.629    $ 13.655     $ 59.423
Growth q-q                                                                -16%          7%          -9%         -7%
Growth Y/y                                                                 20%         40%         -19%        -24%          -1%


Editorial, product development & technology                              6.681       7.302        7.472       6.518       27.973
  % of Revenues                                                            44%         45%          51%         48%          47%
Sales and marketing                                                      6.085       6.179        5.914       6.700       24.878
  % of Revenues                                                            40%         38%          40%         49%          42%
General and administrative                                               2.814       3.308        3.238       4.114       13.474
  % of Revenues                                                            19%         21%          22%         30%          23%
Lease restructuring charge and related impairment of fixed assets            -           -            -           -            -
  % of Revenues                                                             0%          0%           0%          0%           0%
Termination of NBC advertising contract                                  5.359           -            -           -        5.359
  % of Revenues                                                            36%          0%           0%          0%           9%
Depreciation and amortization                                            2.959       2.975        3.153       2.813       11.900
  % of Revenues                                                            20%         19%          22%         21%          20%
Impairment of goodwill, intangibles and fixed assets                         -           -            -       0.971        0.971
  % of Revenues                                                             0%          0%           0%          7%           2%
                                                                   -----------------------------------------------------------------
Total operating expenses                                                23.898      19.764       19.777      21.116       84.555
  % of Revenues                                                           159%        123%         135%        155%         142%

                                                                   -----------------------------------------------------------------
Loss from operations                                                    (8.831)     (3.692)      (5.148)     (7.461)     (25.132)

Interest income, net                                                     0.163       0.122        0.146       0.054        0.485
Other income/(expense), net                                                  -           -        0.016      (0.050)      (0.034)
Gain on sale of joint venture interest                                       -           -            -           -            -
Minority interest                                                       (0.047)     (0.034)       0.018      (0.011)      (0.074)
Cumulative effect of accounting change                                  (9.181)          -            -           -       (9.181)
                                                                   -----------------------------------------------------------------
Net loss                                                              $(17.896)    $(3.604)     $(4.968)    $(7.468)    $(33.936)

Net loss per share                                                    $  (0.34)    $ (0.07)     $ (0.09)    $ (0.13)     $ (0.62)
 Shares outstanding                                                       53.4        54.9         55.5        55.5         54.8

Additional Financial Information
Revenue from barter                                                      0.890       0.908        0.762       1.003        3.563
  % of Revenues                                                             6%          6%           5%          7%           6%
                                                                                                                    =============

                                                                     Mar-03       Jun-03      Sep-03

Revenue                                                            $ 12.592     $ 13.204    $ 13.562
Growth q-q                                                              -8%           5%          3%
Growth Y/y                                                             -16%         -18%         -7%


Editorial, product development & technology                           7.575        7.054       7.551
  % of Revenues                                                         60%          53%         56%
Sales and marketing                                                   5.525        5.033       4.476
  % of Revenues                                                         44%          38%         33%
General and administrative                                            3.032        3.065       4.198
  % of Revenues                                                         24%          23%         31%
Lease restructuring charge and related impairment of fixed assets         -        4.025       5.101
  % of Revenues                                                          0%          30%         38%
Termination of NBC advertising contract                                   -            -           -
  % of Revenues                                                          0%           0%          0%
Depreciation and amortization                                         2.723        2.225       1.856
  % of Revenues                                                         22%          17%         14%
Impairment of goodwill, intangibles and fixed assets                      -        4.029           -
  % of Revenues                                                          0%          31%          0%
                                                                   ----------------------------------
Total operating expenses                                             18.855       25.431      23.182
  % of Revenues                                                        150%         193%        171%

                                                                   ----------------------------------
Loss from operations                                                 (6.263)     (12.227)     (9.620)

Interest income, net                                                  0.089        0.041       0.062
Other income/(expense), net                                               -            -       0.139
Gain on sale of joint venture interest                                0.025        0.200       0.200
Minority interest                                                     0.013       (0.073)     (0.047)
Cumulative effect of accounting change                                    -            -           -
                                                                   ----------------------------------
Net loss                                                            $(6.136)    $(12.059)    $(9.266)

Net loss per share                                                  $ (0.11)     $ (0.22)    $ (0.17)
 Shares outstanding                                                    55.5         55.6        55.8

Additional Financial Information
Revenue from barter                                                   0.975        0.975       1.057
  % of Revenues                                                          8%           7%          8%

iVillage Inc. and Subsidiaries
Quarterly Supplemental Financial Data ($ in Million except for per share amounts)
(Unaudited)



                                                                                       Mar-02      Jun-02       Sep-02      Dec-02
EBITDA* loss reconciliation:
Net loss                                                                             $(17.896)    $(3.604)     $(4.968)    $(7.468)
Addback: Depreciation and amortization                                                  2.959       2.975        3.153       2.813
         Impairment of goodwill, intangibles and fixed assets                               -           -            -       0.971
         Interest income, net                                                          (0.163)     (0.122)      (0.146)     (0.054)
         Other income/(expense), net                                                        -           -       (0.016)      0.050
         Gain on sale of joint venture interest                                             -           -            -           -
         Minority interest                                                              0.047       0.034       (0.018)      0.011
         Cumulative effect of accounting change                                         9.181           -            -           -
                                                                                  --------------------------------------------------
EBITDA loss                                                                           $(5.872)    $(0.717)     $(1.995)    $(3.677)

EBITDA loss excluding one-time and/or non-cash charges reconciliation:
EBITDA loss                                                                           $(5.872)    $(0.717)     $(1.995)    $(3.677)
Addback: Lease restructuring charge and severance and other related costs                   -           -            -           -
         Termination of NBC advertising contract                                        5.359           -            -           -
                                                                                  --------------------------------------------------
EBITDA loss excluding one-time and/or non-cash charges                                $(0.513)    $(0.717)     $(1.995)    $(3.677)

Net loss excluding one-time and/or non-cash charges reconciliation:
Net loss                                                                             $(17.896)    $(3.604)     $(4.968)    $(7.468)
Addback: Lease restructuring charge and severance and other related costs                   -           -            -           -
         Impairment of goodwill, intangibles and fixed assets                               -           -            -       0.971
         Termination of NBC advertising contract                                        5.359           -            -           -
         Cumulative effect of accounting change                                         9.181           -            -           -
                                                                                  --------------------------------------------------
Net loss excluding one-time and/or non-cash charges                                   $(3.356)    $(3.604)     $(4.968)    $(6.497)

Basic and diluted net loss excluding one-time and/or non-cash charges per share reconciliation:
Basic and diluted net loss per share                                                  $ (0.34)    $ (0.07)     $ (0.09)    $ (0.13)
Addback: Lease restructuring charge and severance and other related costs                   -           -            -           -
         Impairment of goodwill, intangibles and fixed assets per share                     -           -            -        0.02
         Termination of NBC advertising contract per share                               0.10           -            -           -
         Cumulative effect of accounting change per share                                0.18           -            -           -
                                                                                  --------------------------------------------------
Basic and diluted net loss excluding one-time and/or non-cash charges per share       $ (0.06)    $ (0.07)     $ (0.09)    $ (0.12)

Weighted average shares of common stock outstanding used in computing basic
and diluted net loss excluding one-time and/or non-cash charges per share                53.4        54.9         55.5        55.5

                                                                                ============
                                                                                     FY 02       Mar-03      Jun-03      Sep-03
EBITDA* loss reconciliation:
Net loss                                                                          $(33.936)     $(6.136)   $(12.059)    $(9.266)
Addback: Depreciation and amortization                                              11.900        2.723       2.225       1.856
         Impairment of goodwill, intangibles and fixed assets                        0.971            -       4.029           -
         Interest income, net                                                       (0.485)      (0.089)     (0.041)     (0.062)
         Other income/(expense), net                                                 0.034            -           -      (0.139)
         Gain on sale of joint venture interest                                          -       (0.025)     (0.200)     (0.200)
         Minority interest                                                           0.074       (0.013)      0.073       0.047
         Cumulative effect of accounting change                                      9.181            -           -           -
                                                                                ------------------------------------------------
EBITDA loss                                                                       $(12.261)     $(3.540)    $(5.973)    $(7.764)

EBITDA loss excluding one-time and/or non-cash charges reconciliation:
EBITDA loss                                                                       $(12.261)     $(3.540)    $(5.973)    $(7.764)
Addback: Lease restructuring charge and severance and other related costs                -            -       4.025       6.050
         Termination of NBC advertising contract                                     5.359            -           -           -
                                                                                ------------------------------------------------
EBITDA loss excluding one-time and/or non-cash charges                             $(6.902)     $(3.540)    $(1.948)    $(1.714)

Net loss excluding one-time and/or non-cash charges reconciliation:
Net loss                                                                          $(33.936)     $(6.136)   $(12.059)    $(9.266)
Addback: Lease restructuring charge and severance and other related costs                -            -       4.025       6.050
         Impairment of goodwill, intangibles and fixed assets                        0.971            -       4.029           -
         Termination of NBC advertising contract                                     5.359            -           -           -
         Cumulative effect of accounting change                                      9.181            -           -           -
                                                                                ------------------------------------------------
Net loss excluding one-time and/or non-cash charges                               $(18.425)     $(6.136)    $(4.005)    $(3.216)

Basic and diluted net loss excluding one-time and/or non-cash charges per share reconciliation:
Basic and diluted net loss per share                                               $ (0.62)     $ (0.11)    $ (0.22)    $ (0.17)
Addback: Lease restructuring charge and severance and other related costs                -            -        0.07        0.11
         Impairment of goodwill, intangibles and fixed assets per share               0.02            -        0.07           -
         Termination of NBC advertising contract per share                            0.10            -           -           -
         Cumulative effect of accounting change per share                             0.17            -           -           -
                                                                                ------------------------------------------------
Basic and diluted net loss excluding one-time and/or non-cash charges per share    $ (0.34)     $ (0.11)    $ (0.07)    $ (0.06)

Weighted average shares of common stock outstanding used in computing basic
and diluted net loss excluding one-time and/or non-cash charges per share             54.8         55.5        55.6        55.8

                                                                                ============

*Positive EBITDA is a forward-looking non-GAAP financial measure. The Company cannot reconcile this measure on a quantitative basis with its expected net loss for fourth quarter 2003, which amount cannot be quantified. However, the Company expects positive EBITDA for this quarter primarily due to an expected decreased net loss for this quarter.